UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 10, 2015

J.Crew Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075
Delaware (State or other jurisdiction of incorporation)	22-2894486 (IRS Employer Identification No.)
770 Broadway New York, NY 10003
(Address of principal executive offices, including zip code)

(212) 209-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

J. Crew Group, Inc. (the “Company”) today announced several organizational changes that have been made across the Company in areas including women’s design, store operations, sourcing and merchandising. These changes will position the Company to be more competitive in today’s retail environment by enhancing operational efficiencies and better aligning reporting responsibilities in an omni-channel manner.

As part of the expense savings effort that the Company disclosed on its first quarter earnings conference call, held on June 4, 2015, the Company eliminated approximately 175 open and filled full time positions.  In connection with this reduction in force, the Company will record a one-time severance charge of approximately $4.5 million in the second quarter of fiscal 2015 for separation payments and other termination costs.  The Company anticipates annualized pre-tax savings of payroll and related costs of approximately $17 million.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.  This report shall not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward Looking Statements

Certain statements herein, including the expected benefits from organizational changes and the reduction in force, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the Company’s substantial indebtedness and the indebtedness of its indirect parent, for which the Company pays and intends to continue to pay dividends to service such debt, and its substantial lease obligations, the strength of the global economy, declines in consumer spending or changes in seasonal consumer spending patterns, competitive market conditions, its ability to anticipate and timely respond to changes in trends and consumer preferences, its ability to successfully develop, launch and grow its newer concepts and execute on strategic initiatives, products offerings, sales channels and businesses, adverse or unseasonable weather, material disruption to its information systems, its ability to implement its real estate strategy, its ability to implement its international expansion strategy, its ability to achieve anticipated costs reductions and to streamline operations, its ability to attract and retain key personnel, interruptions in its foreign sourcing operations, and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and in all filings with the SEC made subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: June 10, 2015	By:	/s/ Joan Durkin
Joan Durkin
Interim Chief Financial Officer